                                                                    EXHIBIT 99.1
                            NOTE PURCHASE AGREEMENT

                           dated as of March 31, 1998

                                    between

                         CARDIOTECH INTERNATIONAL, INC.

                                (the "Company"),

                                      and

                          THE PURCHASERS NAMED HEREIN

                               (the "Purchasers")

                             SCHEDULES AND EXHIBITS

Schedule I         Purchasers
Schedule 1.2       Use of Proceeds
Schedule 2.1       Jurisdictions
Schedule 2.2       Conflicts
Schedule 2.3       Consents
Schedule 2.4(b)    Commitments to Issue Securities
Schedule 2.4(c)    - Encumbrances on Securities
Schedule 2.4(g)    - Subsidiaries
Schedule 2.5       Financial Information
Schedule 2.6       Liabilities
Schedule 2.7       Changes
Schedule 2.8       Encumbrances
Schedule 2.9       Leased Real Property
Schedule 2.10      Leased Personal Property
Schedule 2.11      Intellectual Property
Schedule 2.12      Material Agreements
Schedule 2.13      Litigation and Other Proceedings
Schedule 2.14(a)   Compliance with Laws
Schedule 2.14(b)   Permits
Schedule 2.15      Taxes
Schedule 2.16      Directors, Officers and Employees
Schedule 2.17      Employee Plans
Schedule 2.18      Related Party Transactions
Schedule 2.18(b)   Guarantees
Schedule 2.18(c)   Perquisites
Schedule 2.21      Brokers
Schedule 2.22      Insurance
Schedule 2.23      Environmental
Schedule 2.25      Research, Development, Merger and Licensing Arrangements
Schedule 8.2       Insurance


Exhibit A    Definitions

                                      NOTE PURCHASE AGREEMENT dated as of March
                              31, 1998, among CARDIOTECH INTERNATIONAL, INC., a Massachusetts corporation (the "Company"), and THE PURCHASERS LISTED ON SCHEDULE I HERETO (the "Purchasers," which expression shall include all transferees pursuant to Section 9.4 hereof).

          The Company is in the business of synthesizing, designing, developing, manufacturing and marketing small bore vascular grafts and medical-grade polymers for other implantable medical devices and biomaterial applications (the "Business"). The Company desires to raise up to $2,500,000 in financing, and the Purchasers are willing to purchase senior notes to be issued by the Company, convertible into shares of the Company's common stock, all on the terms and subject to the conditions set forth herein. Capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them in Exhibit A hereto or in the other locations of this Agreement specified therein.

          ACCORDINGLY, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

                                   ARTICLE I


                          PURCHASE AND SALE OF NOTES

I.1  Closing.

          (a) At the initial Closing (the "Initial Closing") the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, $1,660,000 aggregate principal amount of Notes. The Initial Closing with respect to the issuance and sale of Notes pursuant to this Section 1.1(a), and the consummation of the related transactions contemplated hereby (other than as provided in Section 1.1(b) below), shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article IV, take place on the date hereof (the "Initial Closing Date").

          (b) At each Closing after the Initial Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate principal amount of Notes as set forth below, subject to the satisfaction or waiver of the terms and conditions corresponding thereto:

               (i) $500,000 aggregate principal amount of Notes, if an unqualified, definitive CE Mark for the Company's Vasculink Vascular Access Graft shall have been issued in favor of the Company or its Subsidiary;

               (ii) $500,000 aggregate principal amount of Notes, if the Company or its Subsidiary shall have executed binding agreements with three research sites (in addition to Freemedic PLC) for clinical trials of the Company's MyoLink Peripheral Graft, which agreements are in form and substance reasonably satisfactory to the holders of a majority of the then outstanding aggregate principal amount of the Note; and

               (iii) $840,000 aggregate principal amount of Notes, if the Company shall have consummated a strategic alliance, acquisition or merger which has been approved by the holders of a majority of the then outstanding aggregate principal amount of the Notes (in their sole discretion);

provided, however, that the Purchaser shall not be obligated to purchase from the Company any Notes pursuant to this Section 1.1(b), either (x) if an Event of Default (as defined in the Notes) has occurred and is continuing or (y) after September 30, 1998; and provided further that, in any event, the Purchaser shall not be obligated to purchase, in the aggregate, from the Company pursuant to this Section 1.1(b) an aggregate principal amount of Notes in excess of $840,000. Any Closing hereunder with respect to the issuance and sale of Notes pursuant to clause (i), (ii) or (iii) of this Section 1.1(b) shall be subject to the satisfaction or waiver of the applicable conditions set forth in such clause
(i), (ii) or (iii), and to the delivery by the Company to the Purchaser of an SBA Letter (and accompanying forms as required therein), and shall take place on the date which is 5 Business Days after such satisfaction or waiver. Any Notes issued pursuant to this Section 1.1(b) shall be identical in form (other than the principal amount and date of issuance) as the Notes issued pursuant to
Section 1.1(a).

          (c) The closings with respect to the issuance and sale of the Notes pursuant to either Section 1.1(a) or Section 1.1(b) (each, a "Closing") shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York or via facsimile. At each Closing, the Company shall deliver to the Purchaser one or more certificates representing the Notes being purchased by the Purchaser at such Closing, registered in the name of the Purchaser, against receipt of the purchase price therefor. The purchase price for any Notes purchased hereunder shall be equal to the aggregate principal amount of any such Notes being purchased. Such purchase price shall be payable by wire transfer of immediately available funds to the Company (or by such payment to a bank and account number previously notified by the Company in writing to the Purchaser).

I.2  Use of Proceeds.

     The proceeds received by the Company from the sale of the Purchased Notes shall be used by the Company solely for (i) research and development related to the Business, (ii) the payment of fees and expenses (including the Commitment Fees and the Fees and Expenses) incurred in connection with the consummation of this transaction and (iii) working capital needs, each as described in the detailed analysis of the use of proceeds attached as Schedule 1.2.

                                  ARTICLE II


                       REPRESENTATIONS AND WARRANTIES OF

                                  THE COMPANY

          The Company represents and warrants to the Purchasers that:

II.1  Organization, Power, Authority and Good Standing.

     The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified and in good standing to transact business as a foreign Person in the respective jurisdictions set forth on Schedule 2.1, which constitute all the jurisdictions in which the character of the property owned, leased or operated by the Company and each of its Subsidiaries or the nature of the business or activities conducted by the Company and each of its Subsidiaries makes such qualification necessary and where the failure to so qualify would have a material adverse effect on the business, operations or financial condition of the Company. The Purchasers have been furnished with true, correct and complete copies of the Articles of Incorporation and Bylaws of the Company and each of its Subsidiaries, in each case as amended and in effect on the date hereof. The Company has never engaged in any businesses other than the Business.

II.2  Authorization, Execution, Enforceability; No Conflicts.

          (a) The Company has all requisite corporate power and authority to execute and deliver and perform its obligations under the Documents to which it is a party and to consummate the transactions contemplated by such Documents. The Company's execution and delivery of, and performance of its obligations under, the Documents to which the Company is a party have been duly and validly authorized by all requisite action on the part of the Company, and each such Document constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of the Company enforceable in accordance with its terms.

          (b) The authorization, issuance, sale and delivery of the Purchased Notes and the Reserved Common Shares, and the reservation of the Reserved Common Shares, have been duly and validly authorized by all requisite corporate action on the part of the Company. Upon their issuance, the Purchased Notes and the Reserved Common Shares (assuming the issuance of the Reserved Common Shares in accordance with the applicable terms of the Purchased Notes), will be duly and validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal or other similar rights of the stockholders of the Company. The Company's Board of Directors has approved the Purchaser's acquisition of the Purchased Notes and the Reserved Common Shares for all purposes of Chapter 110F of the Massachusetts General Laws.

          (c) Except as set forth on Schedule 2.2 and relying on the accuracy of the representations of the Purchasers contained in Section 3.2, the Company's execution and delivery of, and performance of its obligations under, the Documents to which it is a party, and the consummation of the transactions contemplated thereby, including the authorization, issuance, sale and delivery, of the Purchased Notes (and upon conversion thereof, the Reserved Common Shares), will not (i) violate any Legal Requirement applicable to the Company or any of its Subsidiaries or any of their properties or assets or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of termination, cancellation or acceleration, under any provision of the Fundamental Documents of the Company or any of its Subsidiaries or any Material Agreement or Permit to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its assets or properties are or may be bound or (iii) result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries.

II.3  Consents.

     Except for the filing of any notice subsequent to the Initial Closing that may be required under applicable state and/or federal securities laws, or as set forth on Schedule 2.3, no consent of any Person and no consent, approval or authorization of, or declaration to or filing with, any Governmental Authority or self-regulatory organization is required for the valid authorization, execution and delivery by the Company of any Document or for the consummation of the transactions contemplated by the Documents or for the valid authorization, issuance and delivery of the Purchased Notes or the valid authorization, reservation, issuance and delivery of the Reserved Common Shares.

II.4  Capitalization and Equity Investment.

     The authorized capital stock of the Company immediately upon the consummation of the Initial Closing shall consist of:

               (i) 20,000,000 duly authorized shares of Common Stock, of which:

                    (A) 4,272,916 shares shall be duly and validly issued and outstanding, fully paid and nonassessable;

                    (B) 1,076,029 shares are duly and validly reserved for issuance pursuant to options granted and to be granted (960,022 of which are currently outstanding) to and held by the employees, directors or independent contractors of the Company in the amounts set forth on Schedule 2.4;

                    (C) 150,676 shares shall be duly and validly reserved for issuance upon the conversion of the debenture to be issued to Freemedic PLC pursuant to the Loan and Option Agreement dated as of the date of this Agreement, subject to adjustment in accordance with the terms thereof;

                    (D) 277,609 shares shall be duly and validly reserved for issuance upon the conversion of the warrants previously issued by the Company issued to the John

     Hancock Mutual Life Insurance Corporation, subject to adjustment in accordance with the terms thereof;

                    (E) 854,582 shares shall be duly and validly reserved for issuance upon the conversion of the Purchased Notes, subject to adjustment in accordance with the terms thereof; and

                    (F) 13,368,188 shares shall be unissued and not reserved for issuance; and

               (ii) 5,000,000 duly authorized shares of Preferred Stock, of which none shall be issued.

          (a) Schedule 2.4(b) hereto contains a list of all outstanding warrants, options, agreements, convertible securities and other commitments pursuant to which the Company is or may become obligated to issue, sell or otherwise transfer any Securities of the Company, which list names all Persons entitled to receive such Securities, indicates whether or not such Securities are entitled to any anti-dilution or similar adjustments upon the issuance of additional Securities of the Company or otherwise (other than due to stock splits or the like) and sets forth the shares of capital stock and other Securities required to be issued thereunder (calculated after giving effect to all such anti-dilution and other similar adjustments resulting from the issuance of the Purchased Shares). Except as contemplated by the Registration Rights Agreement or as set forth on Schedule 2.4(c), no Person has any right to cause the Company to effect the registration under the Securities Act of any shares of Common Stock or other Securities of the Company.

          (b) Except as set forth on Schedule 2.4(c) there are no preemptive rights of first refusal or other similar rights to purchase or otherwise acquire shares of capital stock or other Securities of the Company pursuant to any Legal Requirement, any Fundamental Document of the Company or any agreement or understanding to which the Company is a party or may be bound. Except as set forth on Schedule 2.4(c) or as contemplated by the Documents and the Fundamental Documents of the Company, there is no Encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust or voting agreement) with respect to the sale or voting of any Securities of the Company (whether outstanding or issuable upon the conversion, exchange or exercise of outstanding Securities).

          (c) Other than as required by the Articles of Incorporation there are no obligations to redeem, repurchase or otherwise acquire shares of capital stock or other Securities of the Company pursuant to any Legal Requirement, any Fundamental Document of the Company or any agreement to which the Company is a party or may be bound.

          (d) All Securities issued by the Company have been either issued in transactions in accordance with or exempt from registration under the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or "blue sky" laws, and the Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any such Securities.

          (e) The are no restrictions upon the voting rights associated with, or the transfer of, any of the capital stock of the Company, except as provided by
(i) United States or state securities laws or (ii) the terms and provisions of the Documents or as are disclosed in the SEC Reports.

          (f) Except as set forth on Schedule 2.4(g), the Company does not have any Subsidiaries, nor does it own any capital stock or other proprietary interest, directly or indirectly, in any other Person.

II.5  Reports and Financial Information.
      ---------------------------------

          (a) The Company has filed in a timely manner all reports required to be filed by it with the SEC pursuant to the Exchange Act since June 12, 1996 including, without limitation, an Annual Report on Form 10-K for the year ended March 31, 1997 and a Form 10-Q for the quarterly period ended December 31, 1997 (collectively and as amended to date, the "SEC Reports"), and has previously furnished or made available to the Purchasers true and complete copies of all SEC Reports. None of the SEC Reports or any Registration Statement, definitive proxy statement and other documents filed by the Company with the SEC since June 12, 1996 (collectively, the "33 and 34 Act Reports"), as of their respective dates (as amended through the date hereof), (i) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) failed to comply with the requirements of the Securities Act, the Exchange Act or the respective rules and regulations of the SEC thereunder.

          (b) Except as set forth on Schedule 2.5 attached hereto, the financial statements contained in the 33 and 34 Act Reports and the unaudited balance sheet of the Company as of December 31, 1997, and the related statements of operations and statements of cash flows for the period then ended annexed hereto (collectively, the "Financial Statements") (i) were in accordance with the books and records of the Company, (ii) presented fairly the consolidated financial condition and results of operations of the Corporation as of the dates and for the periods indicated and (iii) were prepared in accordance with generally accepted accounting principles consistently applied (except, in the case of annual Financial Statements, as set forth in the notes thereto and subject, in the case of unaudited interim Financial Statements, to normal year-end audit adjustments, provided that such adjustments are not material individually or in the aggregate).

          (c) The Financial Statements complied, when filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

II.6  Absence of Undisclosed Liabilities.
      ----------------------------------

     The Company and its Subsidiaries do not have, and the Company has no reasonable grounds to know of, any Liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determinable or otherwise, other than:

               (i) Liabilities provided for in the balance sheet dated as of December 31, 1997 filed in the SEC Reports;

               (ii) liabilities disclosed on Schedule 2.6 attached hereto; and

               (iii) other undisclosed liabilities incurred in the ordinary course of business which, individually or in the aggregate, are not material to the Company or any of its Subsidiaries, taken as a whole.

II.7    Absence of Changes.
        ------------------

     Except as set forth on Schedule 2.7 attached hereto or otherwise disclosed in the SEC Reports, since December 31, 1997, there has not been any (i) event or condition which has had or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, (ii) material deviation from historical accounting and other practices, (iii) any material damage, destruction or loss, whether or not covered by insurance, (iv) declaration or payment of any dividend or other distribution on or with respect to the shares of capital stock of the Company or Securities exercisable or exchangeable for, or convertible into, capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any shares of capital stock or other Securities of the Company, (v) except as in the ordinary course of business consistent with past practice, increase in or prepayment of the compensation paid, payable or to become payable by the Company or any of its Subsidiaries to any of its directors, officers, employees, consultants or agents, or the making of any bonus payment or similar arrangement to or with any of them, (vi) any loan by the Company or any Subsidiary to any officer, director, employee, consultant or shareholder, or any agreement or commitment therefor (other than advances to such persons in the ordinary course of business in connection with travel and travel related expenses), (vii) any entry by the Company or any Subsidiary into any written employment agreement, or any severance or termination agreement or arrangement with any officer, employee, director or consultant, (viii) cancellation of indebtedness due to the Company or any of its Subsidiaries from others, (ix) material Liability created or incurred, or any transaction, contract or commitment entered into, by the Company or any of its Subsidiaries, other than such items created or incurred in the ordinary course of business and consistent with past practice, (x) material change in the manner in which the Company or any of its Subsidiaries extends discounts or credits to customers or otherwise deals with customers, (xi) material change in the manner in which the Company or any of its Subsidiaries markets its products or services or material increase or decrease in inventory levels in excess of historical levels for comparable periods, (xii) waiver or release of any material rights of the Company or any of its Subsidiaries, except in the ordinary course of business and for fair value, or any lapse or other loss of a material right of the Company or any of its Subsidiaries to use its assets or conduct its business, (xiii) sale, transfer or other disposition of a material portion of the assets of the Company or any of its Subsidiaries, except in the ordinary course of business and for fair value, or scrapping of a material portion of the assets of the Company or any of its Subsidiaries as obsolete, (xiv) commitments for capital expenditures of the Company or any of its Subsidiaries in excess of $50,000 in the aggregate, or (xv) material change in the policies of the Company or any of its Subsidiaries with respect to the payment of accounts payable or other current Liabilities or the collection of accounts receivable, including any acceleration or deferral of the payment or collection thereof, as applicable.

II.8    Title to Assets, Properties and Rights.
        --------------------------------------

     Except as set forth on Schedule 2.8 hereto, each of the Company and its Subsidiaries has good and marketable title to all properties, interests in properties and assets, real, personal, intangible or mixed, used in the conduct of its business, free and clear of all mortgages, judgments, claims, liens, security interests, pledges, escrows, charges, restrictions or other encumbrances of any kind or character whatsoever ("Encumbrances"), other than Permitted Encumbrances.

II.9    Leased Real Property.
        --------------------

          (a) The Company and the Subsidiaries do not own any real property.
Schedule 2.9 contains a list and brief description of all of the real property subject to one or more leases (the "Leased Real Property"), including the names of the lessor and the lessee. Except as stated in Schedule 2.9, the Leased Real Property constitutes all real properties used or occupied by the Company and the Subsidiaries in the connection with the Business.

          (b) Except as set forth on Schedule 2.9, with respect to the Leased Real Property:

               (i) to the Best Knowledge of the Company, no portion thereof is subject to any pending condemnation Proceeding or Proceeding by any public or quasi-public authority and, to the actual knowledge of the Company, there is no threatened condemnation or Proceeding with respect thereto;

               (ii) to the Best Knowledge of the Company, all buildings and structures located on the Leased Real Property, as well as the operation and maintenance thereof, comply in all material respects with all applicable Legal Requirements;

               (iii) no notice of any increase in the assessed valuation of the Leased Real Property and no notice of any contemplated special assessment has been received by the Company, or any Affiliate thereof and, to the actual knowledge of the Company, there is no threatened increase in assessed valuation or threatened special assessment pertaining to any of the Leased Real Property;

               (iv) there are no contracts, agreements, instruments, licenses, commitments, leases or similar document, written or oral, to which the Company or any Affiliate thereof is a party, granting to any one or more Persons the right of use or occupancy of any portion of the parcels of the Leased Real Property; and

               (v) there are no Persons (other than the Company or its lessees disclosed pursuant to clause (iv) above) in possession of the Leased Real Property.

II.10   Leased Personal Property.
        ------------------------

     Schedule 2.10 contains a list of all leases involving aggregate lease payments over the life of such lease in excess of $50,000 under which the Company and the Subsidiaries is a lessee of or holds or operates any personal property owned by any third Person, true, complete and correct copies (or, in the case of oral leases, written descriptions) of which have been previously furnished to the Purchasers.

II.11   Intellectual Property.
        ---------------------

          (a) Except as set forth on Schedule 2.11:

               (i) each of the Company and the Subsidiaries owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights (as defined below) necessary or required for the conduct of the business of the Company and the Subsidiaries (collectively, the "Owned Requisite Rights"), other than those Intellectual Property Rights for which the Company and the Subsidiaries has a valid license, all of which to the extent they are Material Agreements are listed on Schedule 2.11 (collectively, the "Licensed Requisite Rights"; and together with the Owned Requisite Rights, the "Requisite Rights"), and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to the Owned Requisite Rights;

               (ii) the Requisite Rights of the Company and the Subsidiaries, all of which are listed on Schedule 2.11, are sufficient for the conduct of the business of the Company and the Subsidiaries as currently conducted and proposed to be conducted;

               (iii) the Company and the Subsidiaries either own or have made timely and proper application for issuance of letters patent in the United States, the United Kingdom and the European Community for all significant patentable inventions included within the Owned Requisite Rights;

               (iv) to the Best Knowledge of the Company, PolyMedica Industries, Inc. either owns or has made timely and proper application for issuance of letters patent in the United States, the United Kingdom and the European Community for all significant patentable inventions included within the Licensed Requisite Rights;

               (v) Polymedica Industries, Inc. ("Polymedica") has represented to the Company that no consent of Thermedics, Inc. ("Thermedics") is or was required in connection with the grant of the license set forth in the Amended and Restated License Agreement dated as of May 9, 1996 between PolyMedica and the Company and, to the extent such consent was needed, Polymedica has agreed either to obtain such consent or to assign to the Company joint interest in the jointly owned patents that are subject to such license. If such joint interest is granted, no consent of Thermedics is required;

               (vi) there are no royalties, honoraria, fees or other payments payable by the Company and the Subsidiaries to any Person by reason of the ownership, use, sale or disposition of the Requisite Rights;

               (vii) no activity, service or procedure currently conducted or proposed to be conducted by the Company and the Subsidiaries violates any contract, instrument, license, commitment, lease or similar document of the Company and the Subsidiaries with any third Person relating to any Intellectual Property Rights;

               (viii) the Company and the Subsidiaries have taken reasonable and practicable steps (including, without limitation, entering into confidentiality and nondisclosure agreements with all officers and employees of and consultants to the Company and the Subsidiaries and other Persons with access to or knowledge of Confidential or Proprietary Information) designed to safeguard and maintain (i) the secrecy and confidentiality of Confidential or Proprietary Information and (ii) the proprietary rights of the Company and the Subsidiaries in all of its Owned Requisite Rights;

               (ix) to the Best Knowledge of the Company, the Company and the Subsidiaries have not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any Person or committed any acts of unfair competition, and the Company and the Subsidiaries have not received from any Person in the past five years (or since its inception, if shorter) any notice, charge, complaint, claim or assertion thereof, and no such claim is impliedly threatened by an offer to license from another Person under a claim of use to the extent any of the foregoing would have a Material Adverse Effect; and

               (x) the Company and the Subsidiaries have not sent to any Person in the past five years (or since its inception, if shorter), or otherwise communicated to any Person, any notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with, any Intellectual Property Rights of the Company and the Subsidiaries by such other Person or any acts of unfair competition by such other Person, nor, to the Best Knowledge of the Company, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened to the extent any of the foregoing would have a Material Adverse Effect.

          (b) Schedule 2.11 contains a true and complete list of all applications, filings and other formal actions made or taken by the Company and the Subsidiaries pursuant to applicable Legal Requirements to perfect or protect its interest in its Intellectual Property Rights, including all patents, patent applications, trademarks, trademark applications, service marks and service mark applications. The Company has made timely and proper payments of all registration and maintenance fees to the U.S. Patent Trademark Office and the European Patent Office with respect to its patents and patent applications which are Owned Requisite Rights. To the Best Knowledge of the Company, the owner of each patent and patent application which is a Licensed Requisite Right has made timely and proper payments of all registration and maintenance fees to the U.S. Patent and Trademark Office and the European Patent Office with respect to such Licensed Requisite Rights.


II.12  Material Agreements.
       -------------------

          (a) Schedule 2.12 contains a true and complete list of all written and oral contracts, agreements, instruments and other understandings and commitments to which each of the Company and the Subsidiaries is a party and (x) which were entered into or made outside the ordinary course of business or (y) which were entered into or made in the ordinary course of business and are described in clauses (i) through (xv) of this Section 2.12 (all such contracts, agreements, instruments and other understandings and commitments, together with those listed on Schedules 2.4, 2.9, 2.10, 2.11, 2.17, 2.18 and 2.22, being collectively called "Material Agreements" herein). Except as set forth on Schedule 2.12, neither the Company nor any of the Subsidiaries is a party to any of the following, whether written or oral:

               (i) continuing contract for future research, development, services or sales (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) which is not immediately terminable by the Company or the Subsidiaries without cost or other Liability at or at any time after the Initial Closing in each case in excess of $25,000 per annum;

               (ii) continuing contract for the future purchase of products, material, supplies, equipment or services (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) which is not immediately terminable by the Company or the Subsidiaries without cost, forfeiture or other Liability at or at any time after the Initial Closing in each case in excess of $25,000 per annum;

               (iii) distributorship, dealer, sales, advertising, agency, manufacturer's representative or other contract relating to the payment of a commission in each case in excess of $25,000 per annum;

               (iv) collective bargaining agreement or other contract with or commitment to any labor union or proposed labor union;

               (v) contract or commitment for the employment of any officer, employee or consultant or any other type of contract or understanding with any officer, employee or consultant, including any agreement or understanding relating to severance payments, in each case in excess of $25,000 per annum;

               (vi) indenture, mortgage, promissory note, loan agreement, pledge agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board in each case in excess of $25,000 per annum;

               (vii) contract or commitment for charitable contributions in each case in excess of $25,000 per annum;

               (viii) contract or commitment for capital expenditures in each case in excess of $25,000 per annum;

               (ix) agreement or arrangement for the sale of any tangible or intangible assets, properties or rights or services or products other than the sale thereof in the ordinary course of business at normal profit margins or otherwise material to the Business;

               (x) contract with respect to the lending or investing of funds in each case in excess of $25,000 per annum;

               (xi) contract or indemnification with respect to any form of intangible property, including any Intellectual Property Rights or Confidential and Proprietary Information (except prepackaged software used in the ordinary course) in each case in excess of $25,000 per annum or otherwise material to the Business;

               (xii) contract which restricts the Company or any of the Subsidiaries from engaging in any aspect of their businesses anywhere in the world;

               (xiii) contract or group of related contracts with the same Person (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) for the purchase or sale of services or products under which the undelivered balance thereof has a selling price in each case in excess of $25,000 per annum;

               (xiv) agreement for the acquisition or disposition of a Person or a division of a Person made within the preceding 5 years (whether or not such acquisition or disposition was consummated) in each case in excess of $25,000 per annum; or

               (xv) other contract material to the business of the Company or any of the Subsidiaries including any agreements, instruments, commitments, plans or arrangements, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act on the date hereof.

          (b) Except as disclosed in Schedule 2.12, all Material Agreements are in full force and effect, constitute legal, valid and binding obligations of the respective parties thereto, and are enforceable in accordance with their respective terms. Each of the Company and the Subsidiaries have in all material respects performed all of the obligations required to be performed by each of them to date pursuant to the Material Agreements, and there exists no material default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a material default in the performance by the Company and the Subsidiaries or, to the Best Knowledge of the Company, any other party to any of the Material Agreements. The Purchasers have been furnished with true, complete and correct copies of all Material Agreements.

II.13  Litigation and Other Proceedings.
       --------------------------------

     Except as set forth on Schedule 2.13, there are no (i) Proceedings pending or, to the Best Knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries, whether at law or in equity, whether civil or criminal in nature or by or before any Governmental Authority, nor to the Best Knowledge of the Company does there exist any basis therefor or (ii) Orders of any Governmental Authority with respect to or involving the Company or any of the Subsidiaries.


II.14  Compliance with Laws.
       --------------------

          (a) Except as disclosed on Schedule 2.14(a), the Company and each of the Subsidiaries (i) has complied in all material respects with, and is in compliance with, in all respects all Legal Requirements applicable to it and its business (including those administered by the FDA) and (ii) has all material federal, state, local and foreign governmental licenses and permits (collectively, "Permits") used or necessary in the conduct of its business.
Such Permits are in full force and effect, no violations with respect to any thereof have occurred or are or have been recorded, no Proceeding is pending or, to the Best Knowledge of the Company, threatened to revoke or limit any thereof.
Schedule 2.14(b) contains a true, correct and complete list of (A) all such Permits and (B) all Orders under which the Company and the Subsidiaries is operating or bound. To the Best Knowledge of the Company, there is no proposed change in any applicable Legal Requirement which would require the Company or any of the Subsidiaries to obtain any Permits not set forth on Schedule 2.14(b) in order to conduct the business of the Company and the Subsidiaries as each is presently conducted and as presently proposed to be conducted. None of such Permits or Orders shall be adversely affected as a result of the Company's execution and delivery of, or the performance of its obligations under, any Document to which it is a party, or the consummation of the transactions contemplated thereby. The Company, after due inquiry, is not aware of any proposed Legal Requirement which would prohibit or restrict the Company or any of the Subsidiaries from, or otherwise materially adversely affect the Company or any of the Subsidiaries in, conducting each of their businesses in any jurisdiction in which each is now conducting business or which it proposes to conduct business.

          (b) All products of the Company and each Subsidiary, where required, are being marketed under a valid premarket notification clearance or a premarket approval of the FDA or a CE Mark of the EC and such products comply in all material respects with all Legal Requirements promulgated by the FDA, by the EC and by each other Governmental Authority having jurisdiction over each product.

          (c) To the Best Knowledge of the Company, there is no false information or significant omission in any products application or product-related submission by the Company or any Subsidiary to the FDA, the EC or each other Governmental Authority having jurisdiction over its products.

          (d) All preclinical and clinical studies conducted by the Company and each Subsidiary have been conducted in accordance with recognized good clinical and good laboratory practices in compliance with all applicable Legal Requirements. The Company is not aware of any facts which are reasonably likely to cause the denial, withdrawal, recall or suspension of any products sold or intended to be sold by the Company or any Subsidiary, or a change in the marketing classification or labeling of any such products, or a termination or suspension of marketing of any such products. None of the products manufactured, marketed or sold by the Company or any Subsidiary has been recalled or subject to a field notification (whether voluntarily or otherwise), and neither the Company nor any Subsidiary has received notice (whether completed or pending of any proceeding seeking recall, suspension or seizure of any products sold or proposed to be sold by any of them).

          (e) The Company and each Subsidiary has obtained all necessary regulatory approvals from any foreign regulatory agencies related to the products distributed and sold by them. The Company has no knowledge of any acts that furnish a reasonable basis for a Warning Letter, Section 305 Notice, or other similar communication from the FDA, and there have been no recalls, field notifications, safety alerts (whether voluntary or otherwise) or seizures requested or threatened, related to the Company or any Subsidiary.

II.15  Taxes.
       -----

          (a) Except as disclosed on Schedule 2.15, (a) the Company and each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which the Company and each Subsidiary is or has been a member has filed all returns, declarations of estimated tax, tax reports, information returns and statements (collectively, the "Returns") required to be filed by it (other than those for which extensions have been granted and have not expired) relating to any Taxes (as defined below); (b) as of the time of filing, the Returns were complete and correct in all material respects and all Taxes shown on the Returns have been paid; (c) the Company and each Subsidiary has timely paid or made provisions for all Taxes payable for any period that ended on or before the Initial Closing Date and for any period that began on or before the Initial Closing Date and ends after the Initial Closing Date, to the extent such Taxes are attributable to the portion of any such period ending on the Initial Closing Date; (d) the Company and each Subsidiary is not delinquent in the payment of any Taxes nor has it requested any extension of time within which to file any Return, which Return has not since been filed; (e) there are no pending tax audits of any Returns of the Company or any Subsidiary, and neither the Company nor any Subsidiary has received notice of any pending tax audits of any Returns of the Company or any Subsidiary; (f) no tax liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes have been proposed, asserted or assessed in writing against the Company or any Subsidiary; (g) neither the Company nor any Subsidiary has granted any extension of the statute of limitations applicable to any Return or other Tax claim with respect to any of its respective income, properties or operations or any Subsidiary; (h) neither the Company nor any Subsidiary has been a personal holding company within the meaning of Section 542 of the Code; (i) neither the Company nor any Subsidiary has made any election under Section 341(f) of the Code; (j) neither the Company nor any Subsidiary is currently, nor has they ever been, a "United States real property holding corporation" as such term is defined in Section 897 of the Code; (k) the Company and the Subsidiaries and their respective predecessors have complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes (including sales and use Taxes, and amounts required by law to be withheld and paid from the wages or salaries of employees), and neither the Company nor any Subsidiary is liable for any Taxes for failure to comply with any such Legal Requirement;
(l) neither the Company nor any Subsidiary is and has never been a party to any Tax sharing agreement; and (m) neither the Company nor any Subsidiary has agreed to, is not required to, and will not be obligated to, make any adjustments either on, before or after the Initial Closing Date, to its existing tax accounting method by reason of Section 481 of the Code, or due to a determination by the Board of Directors of the Company (acting on the advice of the Company's accountant, as the case may be) that any existing method of accounting is not permissible or appropriate, and the Internal Revenue Service has not proposed any such adjustments or changes in the Company's accounting method. Neither the Company nor any Subsidiary has taken any action, or omitted to take any action, which has resulted in, or would reasonably be expected to result in, any "CardioTech-Caused Taxes", as such term is defined in the Tax Matters Agreement dated as of May __, 1996 between PolyMedica Industries, Inc. and the Company.


II.16  Directors, Officers and Employees.
       ---------------------------------

          (a) Schedule 2.16 sets forth a list of all directors and executive officers of the Company and the Subsidiaries as of the date hereof, together with their respective titles (if any), their current base salary and bonus compensation and the respective dates on which they commenced employment. To the extent any such employee is on a leave of absence, Schedule 2.16 indicates the nature of such leave of absence and such employee's anticipated date of return to active employment. Except as disclosed on Schedule 2.16, to the Best Knowledge of the Company, none of the employees listed on Schedule 2.16 has any plans or intends to terminate his or their employment or engagement with the Company or the Subsidiaries.

          (b) Except as set forth on Schedule 2.16:
                                     -------------

               (i) the Company and each Subsidiary has complied in all material respects, and is in compliance, in all material respects with all applicable Legal Requirements regarding labor, employment and employment practices, terms and conditions of employment and wages and hours, including provisions thereof relating to equal opportunity, collective bargaining and the payment of social security and other Taxes;

               (ii) there is no unfair labor practice complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any other Governmental Authority;

               (iii) the Company and the Subsidiaries generally enjoy good relations with all of their employees, and there is no labor strike, dispute or grievance, slowdown or stoppage actually pending or, to the Best Knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries;

               (iv) neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, union contract or singular agreement, no such agreement is currently being negotiated by the Company or any Subsidiary, no labor union has taken any action with respect to organizing employees of the Company or any Subsidiary and no representation question exists with respect to any such employees; and

               (v) neither the Company nor any Subsidiary is a party to or bound by any agreement for the leasing of employees by the Company Subsidiaries and under any obligation to assume any collective bargaining agreement, union contract or singular agreement with respect to any such leased employees.

          (c) The Company's execution and delivery of, and performance of its obligations under, the Documents to which it is a party, and the consummation of the transactions contemplated thereby, will not (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute", bonus or otherwise) becoming due from the Company to any director, officer or employee of the Company, (ii) increase any such benefits otherwise payable, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

II.17  ERISA Plans and Contracts.
       -------------------------

          (a) Schedule 2.17 hereto contains a true and complete list of all Employee Plans. All Employee Plans have been operated and administered in compliance in all material respects with ERISA, the Code and other applicable Legal Requirements.

          (b) Except as set forth in Schedule 2.17:
                                     -------------

               (i) each Employee Plan, if intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and the related trusts are exempt from tax under Section 501(a) of the Code, and to the Best Knowledge of the Company, nothing has occurred that has or could reasonably be expected to affect adversely such qualification or exemption;

               (ii) neither the Company nor any of its ERISA Affiliates, nor to the Best Knowledge of the Company and its ERISA Affiliates, any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to an Employee Plan has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject the Company or any of its ERISA Affiliates to any tax or penalty imposed under Section 4975 of the Code or Section 502(i), (j) or (l) or ERISA;

               (iii) all required or declared Company contributions (or premium payments) to (or in respect of) all Employee Plans have been properly made when due, and the Company has timely deposited all amounts withheld from employees for pension, welfare or other benefits into the appropriate trust or accounts;

               (iv) no proceedings (other than routine claims for benefits) are pending, or to the Best Knowledge of the Company, threatened, with respect to or involving any Employee Plan;

               (v) except as may be required under Legal Requirements of general application, none of the Employee Plans obligate the Company or any of the Subsidiaries to provide any employee or former employee, or their spouses, family member or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

               (vi) each Employee Plan that is a "group health plan" with the meaning of Section 5000 of the Code has been maintained in compliance with
     Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred;

               (vii) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Employee Plan; and

               (viii) no benefit or amount payable or which may become payable by the Company or its ERISA Affiliates pursuant to any Employee Plan, agreement or contract with any employee, shall constitute an "excess parachute payment," within the meaning of Section 280G of the Code, which is or may be subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

          (c) Neither the Company nor any of its ERISA Affiliates is or has ever maintained or been obligated to contribute a "multiple employer plan" (as defined in Section 413 of the Code), a "multiemployer plan" (as defined in
Section 3 (37) of ERISA) or a "defined benefit pension plan" (as defined in
Section 3(35) of ERISA).

          (d) The Company has provided the Purchasers with true and complete copies of all documents pursuant to which each Employee Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachment) and financial statements therefore, all governmental rulings, determination, and opinions (and pending requests therefor), and the most recent valuation of the present and future obligations under each Employee Plan that provides post retirement or post-employment health and life insurance and accident or other "welfare type" benefits.

          (e) No employee of the Company or its ERISA Affiliates is a "leased employee" (as defined in Section 414(n) of the Code) with respect to any client of the Company or its ERISA Affiliates.


II.18  Related Party Transactions.
       --------------------------

     Except as set forth in Schedule 2.18(a) attached hereto, and, except for reasonable compensation to regular employees of the Company and any Affiliate for services rendered in the ordinary course of business, no current or former Affiliate of the Company or any "Associate" (as defined in the rules and regulations promulgated under the Exchange Act) thereof, is presently, or during the last three fiscal years (or since inception, if shorter) has been, (i) a party to any agreement or transaction with the Company or any of its Subsidiaries (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such Affiliate or Associate) or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company or any its Subsidiaries

(other than non-affiliated holdings in publicly held companies), nor does any such Person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company. Except as set forth on Schedule 2.18(b), the Company and each of its Subsidiaries is not a guarantor or otherwise liable for any actual or potential Liability or obligation, whether direct or indirect, of any of its Affiliates. Except as set forth on Schedule 2.18, the Company and each of its Subsidiaries does not (i) own or operate any vehicles, boats, aircraft, apartments or other residential or recreational properties or facilities for executive, administrative or sales purposes or (ii) own or pay for any social club memberships, whether or not for the benefit of the Company, its Subsidiaries and/or any of their executives.


II.19  Conflicts of Interest.
       ---------------------

          (a) Neither the Company, the Subsidiaries nor any executive officer acting on behalf of the Company or any of the Subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Authority or other Person who was, is, or may be in a position to help or hinder the business of the Company or any of the Subsidiaries (or assist in connection with any actual or proposed transaction) that (i) might subject the Company or any of the Subsidiaries to any damage or penalty in any Proceeding, (ii) if not given in the past, would have resulted in a Material Adverse Effect on the Company and the Subsidiaries, or (iii) if not continued in the future, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any of the Subsidiaries has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. There is not now, and there has never been, any employment by the Company and the Subsidiaries of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

II.20  Private Sale.
       ------------

     Assuming the accuracy of the representations of the Purchasers in Section 3.2, the offering, sale, and issuance of the Purchased Notes and the Reserved Common Shares, as the case may be, will be exempt from registration under the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder. Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering, sale or issuance of the Purchased Notes has offered the same for sale to, or solicited any offers to buy the same from, or otherwise approached or negotiated with respect thereto, any Person or Persons other than the Purchasers.

II.21  Brokers.
       -------

     Except as set forth on Schedule 2.21 attached hereto, neither the Company nor any of its officers, directors, stockholders or employees (or any Affiliate of the foregoing) has employed any broker or finder or incurred any actual or potential Liability or obligation, whether direct or indirect, for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.


II.22  Insurance.
       ---------

     Schedule 2.22 hereto lists and briefly describes each insurance policy maintained by the Company and the Subsidiaries with respect to the properties, assets and business of the Company and the Subsidiaries (the "Insurance Policies"). All of such Insurance Policies are in full force and effect, and neither the Company nor any of the Subsidiaries is in default in any material respect with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any of such Insurance Policies and has no claim outstanding which could be expected to cause a material increase in the insurance rates. To the Best Knowledge of the Company, no facts or circumstances exist that would relieve any insurer under any such policies of their obligations to satisfy in full any claim of the Company thereunder. The Company has not received any notice that (i) any of such policies has been or will be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or (ii) the premium on any of such policies will be materially increased on the renewal thereof. The Company maintains insurance for its benefit in amounts and against all risks that are normal and customary for Persons operating similar properties and businesses under policies in effect and issued by insurers of recognized responsibility.

II.23  Environmental Matters.
       ---------------------

          (a) Neither the Company, the Subsidiaries nor any of their past owned or leased real properties or operations, are subject to or the subject of, any Proceeding, Order, settlement, or other contract arising under Environmental and Safety Requirements, nor, to the Best Knowledge of the Company, has any investigation been commenced or is any Proceeding threatened against the Company or any of the Subsidiaries under the Environmental and Safety Requirements with regard to the Business.

          (b) Except as set forth on Schedule 2.23, neither the Company nor any of the Subsidiaries have received any written notice, report or other information regarding any actual or alleged violation of any Environmental and Safety Requirement, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to the Business or the Leased Real Property and arising under any Environmental and Safety Requirement.

          (c) Schedule 2.23 sets forth a complete and accurate list of all real estate previously owned or operated by the Company and the Subsidiaries. Except as set forth on Schedule 2.23, to the Best Knowledge of the Company none of the following exists, nor has ever existed, at any of the Leased Real Property or any other real property previously owned or operated by the Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls or
(4) landfills, surface impoundments or disposal areas.

          (d) With respect to the Business, neither the Company nor any of the Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any real property (and no such real property is contaminated by any such substance) in a manner that has given or could reasonably be expected to give rise to Liabilities pursuant to any Environmental and Safety Requirement, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations.

          (e) No facts, events or conditions relating to the past or present real properties or operations of the Company and the Subsidiaries or the Business will prevent continued compliance by the Business with any Environmental and Safety Requirement, give rise to any investigatory, remedial or corrective obligations pursuant to any Environmental and Safety Requirement, including, without limitation, any relating to on-site or off-site releases or threatened releases of materials, substances or wastes, personal injury, property damage or natural resources damage.

          (f) The Company has provided the Purchasers with correct and complete copies of all reports and studies within the possession or control of the Company and the Subsidiaries with respect to past or present environmental conditions or events at any of the Leased Real Property or any other real property previously owned or operated by the Company.

II.24  Disclosure.
       ----------

          (a) Neither this Agreement nor any of the Schedules or Exhibits, nor, to the Best Knowledge of the Company, any other written material delivered to any of the Purchasers, when taken together, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading. To the Best Knowledge of the Company, there is no fact, circumstance or condition which has had or could reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole which has not been set forth in this Agreement or in the Schedules or the Exhibits. Except for the provisions of the Documents, neither the Company nor any of the Subsidiaries is obligated under any contract or agreement or subject to any restriction set forth in its Fundamental Documents which has or could reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

          (b) Set forth as Schedule 2.24 is a complete and accurate list of each Person which has engaged in, or which has substantively discussed engagement in, research, development, merger or licensing arrangements involving the Company or its Subsidiaries and their respective products during the six-month period prior to the date hereof.

II.25  Listing.
       -------

     The Company has obtained the approval of the American Stock Exchange for the listing of 854,582 Reserved Common Shares and such 854,582 Reserved Common Shares are currently listed on such exchange.

                                  ARTICLE III


         REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASER

          Each Purchaser represents and warrants to the Company as to itself severally, and not jointly as to any other Purchaser, as follows:


III.1  Authorization of the Documents.
       ------------------------------

     Such Purchaser has all requisite power and authority to execute, deliver and perform the Documents to which it is a party and the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Documents to which it is a party have been duly and validly authorized by all requisite action by such Purchaser and each such Document constitutes or upon execution and delivery will constitute a valid and binding obligation of such Purchaser enforceable against each Purchaser in accordance with its terms.


III.2  Investment Representations.
       --------------------------

          (a) Such Purchaser is acquiring the Purchased Notes hereunder and, in the event that such Purchaser should acquire any Reserved Common Shares which are not registered under the Securities Act, will be acquiring such Reserved Common Shares, for its own account, for investment and not with a view to the distribution or resale thereof in violation of the Securities Act or applicable state securities laws.

          (b) Such Purchaser understands that (i) the Purchased Notes have not been, and (if acquired) the Reserved Common Shares will not be, registered under the Securities Act or applicable state securities laws and have been issued by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Purchased Notes, and if acquired, the Reserved Common Shares must be held by such Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration.

          (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales of Securities acquired hereunder only in limited amounts.

          (d) Such Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

          (e) Such Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). Each Purchaser or his representative during the course of this transaction and prior to the purchase of the Notes, has had the opportunity to obtain any additional information, documents, records and books relating to the Company, its business, and an investment in the Securities and the Company has made available to such Purchaser or its representatives all agreements, documents, records and books that such Purchaser has requested relating to the Company, its business and an investment in the Securities which may be acquired by such Purchaser hereunder. Such Purchaser has had an opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of the Company, concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of such Purchaser. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment. The Purchaser's financial condition and investments are such that it is in a financial position to hold the Notes for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, such Notes. Such Purchaser's representations in this subsection shall in no way limit the enforceability of any representations made by the Company in any of the Documents to which it is a party except that made clause (a) of the last sentence of Section 2.2 hereof.

          (f) The state in which any offer to purchase shares hereunder was made to or accepted by such Purchaser is the state shown as such Purchaser's address on Schedule I hereto.

          (g) Such Purchaser is not a person which itself is, or would cause the Company to be, disqualified pursuant to Rule 262 promulgated under the Securities Act.

          (h) Such Purchaser was not formed for the purpose of investing in the Securities which may be acquired hereunder.

                                  ARTICLE IV

                         CONDITIONS TO INITIAL CLOSING

          The obligation of each Purchaser to purchase and pay for the Purchased Notes hereunder at the Initial Closing, is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser).

IV.1  All Proceedings to Be Satisfactory.

      All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the execution, delivery and performance of this Agreement and the other Documents and the transactions contemplated hereby and thereby (including those disclosed on Schedule 2.2) shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Initial Closing that may be required under applicable Federal or state securities laws, which notice shall be filed on a timely basis following the Initial Closing as so required), and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers. The Purchasers shall have received all such originals or certified or other copies of such documents as have been reasonably requested by them.

IV.2  Performance.

      The Company shall have performed and complied in all material respects with all agreements and conditions contained in the Documents required to be performed or complied with by it prior to or at the Initial Closing and shall have certified to such effect to such Purchaser in writing.

IV.3  Documents.
      ---------

      Each Document shall have been duly authorized, executed and delivered by the Company and the other parties thereto (other than the Purchasers) and shall be in full force and effect and enforceable against the Company and such parties in accordance with their respective terms.

IV.4  Issuance of the Purchased Notes; Reservation of Reserved Common Shares.
      ----------------------------------------------------------------------

          (a) The Company shall have duly issued and delivered to the Purchasers the Purchased Notes being purchased by the Purchasers at the Initial Closing.

          (b) The Company shall have reserved the Reserved Common Shares for issuance upon conversion of the Purchased Notes.

IV.5  Key Person Life Insurance.
      -------------------------

      The Company shall have obtained a life insurance policy on the life of Michael Szycher, which policy shall be in form and substance reasonably satisfactory to the Purchasers and shall provide benefits payable of at least $2,000,000 upon the death of the insured, and the Purchasers shall be the named beneficiary thereof.

IV.6  Opinion of Counsel.
      ------------------

      Mintz Levin Cohn Ferris Glovsky and Popeo PC, counsel to the Company, shall have delivered its opinion addressed to the Purchasers, dated as of the Initial Closing Date.

IV.7  Supporting Documents.
      --------------------

      The Purchasers shall have received copies of the following supporting documents (in form and substance reasonably satisfactory to the Purchasers) for the Company and its Subsidiaries:

               (i) certificates of the Secretary of the Commonwealth of Massachusetts or other state, or equivalent office in any other country, as applicable, dated as of a date no more than one week prior to the Initial Closing as to the due incorporation or organization and good standing of the Company or Subsidiary and listing all documents of the Company or Subsidiary on file with said Secretary;

               (ii) a telegram, telex or other acceptable method of confirmation from said Secretary or other office, as applicable, as of the close of business on the next Business Day preceding the date of the Initial Closing as to the continued good standing of the Company or Subsidiary;

               (iii) a certificate of the Secretary or an Assistant Secretary of the Company and each Subsidiary, dated as of the date of the Initial Closing and certifying:

     (1) that attached thereto is a true, correct and complete copy of each of the Articles of Incorporation and Bylaws as in effect on the date of such certification (each of which shall be in form and substance satisfactory to such Purchaser); (2) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board of Directors (and any committees thereof) of the Company authorizing the execution, delivery and performance of the Documents and the issuance, sale, and delivery of the Purchased Shares, and that all such resolutions are still in full force and effect; (3) that the Articles of Incorporation have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; and (4) the incumbency and specimen signature of all officers of the Company executing the Documents, the stock certificates representing the Purchased Shares, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii); and

               (iv) such additional supporting documents and other information with respect to the operations and affairs of the Company and its Subsidiaries as the Purchaser may reasonably request.

IV.8   Fees and Expenses.
       -----------------

       The Company shall have paid the Purchaser the Fees and Expenses and the Commitment Fee which the Purchaser requires to be paid at the Initial Closing.

IV.9   Board of Directors.
       ------------------

       The Board of Directors of the Corporation shall include Jonathan S.
Walker.

IV.10  Listing.
       -------

       The Company shall have applied for and received approval by the American Stock Exchange for the listing of 854,582 Reserved Common Shares, and such 854,582 Reserved Common Shares shall have been listed.

IV.11  Agreement with Contract Research Organization.
       ---------------------------------------------

       The Company shall have entered into an agreement with Medical Device Consultants, Inc. ("MDCI") (or another contract research organization reasonably acceptable to the Purchasers), which agreement shall be in form and substance reasonably acceptable to the Purchasers, pursuant to which MDCI (or such other contract research organization) shall have agreed to undertake a clinical testing program and organize certain research on behalf of the Company, and such agreement shall be in full force and effect and no default shall have occurred and be continuing thereunder.

IV.12  Agreement with the Royal Free Hospital School of Medicine.
       ---------------------------------------------------------

       The Company shall have entered into an agreement with The Royal Free Hospital School of Medicine (the "Royal Free"), which agreement shall be in form and substance reasonably acceptable to the Purchasers, pursuant to which the Royal Free shall have agreed to undertake (i) phase 1 clinical trials in respect of the Company's patented and marketed biomaterial Chronoflex peripheral vascular grafts in accordance with certain specifications; and (ii) the evaluation and clinical investigation of an endothelially seeded Chronoflex peripheral vascular graft and such agreement shall be in full force and effect and no default shall have occurred and be continuing thereunder.

IV.13  Conditions to Obligation of Company.
       -----------------------------------

       The obligations of the Company to sell the Purchased Notes to the Purchasers at the Initial Closing are subject to the satisfaction of the following conditions:

          (a) Documents. Each of the Purchasers shall have delivered to the Company the consideration set forth in Section 1.1(b);

          (b) The Purchasers shall have entered into the Documents to which they are parties and such agreements shall be in full force and effect.

          (c) Representations and Warranties. The representations and warranties of the Purchasers made herein shall be true, correct and complete in all respects on and as of the Initial Closing Date with the same force and effect as if they had been made on and as of the Initial Closing Date.

          (d) No Order Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

          (e) No Law Prohibiting or Restricting such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Notes (except as otherwise provided in this Agreement).

                                   ARTICLE V


                                INDEMNIFICATION

V.1    Survival of Representations, Warranties, Agreements and Covenants, Etc.
       ----------------------------------------------------------------------

       All statements contained in any Document other than this Agreement or any closing certificate delivered by the Company or the Purchasers, pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (each, a "Closing Certificate") shall constitute representations and warranties by the Company, or the Purchasers, as applicable, under this Agreement. Notwithstanding any investigation made at any time by or on behalf of any party hereto, all representations and warranties contained in this Agreement or made in writing by or on behalf of the Company, or the Purchasers, in connection with the transactions contemplated by this Agreement shall survive the Initial Closing until the expiration of three years following the Initial Closing Date except that (i) those contained in Sections 2.1, 2.2 and 2.3 shall survive indefinitely, (ii) those contained in Section 2.5 shall expire eighteen months following the Initial Closing Date, (iii) those contained in Section 2.23 shall expire on the sixth anniversary of the Initial Closing Date and (iv) those contained in Section 2.15 and Section 3.2 shall expire upon the thirtieth day after the expiration of the applicable statute of limitations (taking into account any waivers or extensions thereof). Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if notice of the inaccuracy thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. All agreements and covenants contained in the Documents shall survive the Initial Closing Date indefinitely.

V.2  Indemnification.
     ---------------

          (a) In addition to all other rights and remedies available to the Purchasers, the Company shall indemnify, defend and hold harmless the Purchasers and their Affiliates and their respective partners, officers, directors, employees, agents and representatives, successor and permitted assigns (collectively, the "Purchaser Representatives"; and together with such Purchaser, the "Purchaser Indemnified Persons") against all Losses, and, subject to Section 5.2(b), none of the Purchaser Indemnified Persons shall be liable to the Company or any other stockholder of the Company for or with respect to any and all Losses, together with all costs and expenses (including reasonable legal and accounting fees and expenses) related thereto or incurred in enforcing this
Article V, (i) arising from the untruth, inaccuracy or breach of any of the representations or warranties of the Company contained in any Document or Closing Certificate or any facts or circumstances constituting any such untruth, inaccuracy or breach to the extent any such representation or warranty survives under Section 5.1 hereof, (ii) arising from the breach of any covenant or agreement of the Company contained in any Document or Closing Certificate or any facts or circumstances constituting such breach, or (iii) arising from any Claim (whenever made) resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (A) the status of, or conduct of the business and affairs of, the Company,
(B) the execution, delivery, enforcement, performance or consummation of this Agreement and the other Documents and the related documents and agreements contemplated hereby and thereby or (C) any actions taken by or omitted to be taken by any of the Purchaser Indemnified Persons in connection with this Agreement and the other Documents or the related documents and agreements contemplated hereby and thereby. Notwithstanding the foregoing, upon judicial determination, which is final and no longer appealable, to the extent that the act or omission giving rise to the indemnification pursuant to clause (iii) of
Section 5.2(a) primarily resulted out of or was primarily based upon the indemnified party's gross negligence, fraud or willful misconduct, the Company shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Company shall be entitled to recover from the indemnified party all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of the Company reasonably incurred in effecting such recovery, if any.

          (b) In addition all other rights and remedies available to the Company, each Purchaser shall indemnify, defend and hold harmless the Company and its officers, directors, employees, agents and representatives (collectively, the "Company Indemnified Persons") against all Losses, together with all reasonable out-of-pocket costs and expenses (including reasonable legal and accounting fees and expenses) related thereto or incurred in enforcing this Article V, (i) arising from the untruth, inaccuracy or breach of any of the representations or warranties of such Purchaser contained in any Document or Closing Certificate or any facts or circumstances constituting such untruth, inaccuracy or breach to the extent any such representation or warranty survives under Section 5.1 hereof or (ii) arising from the breach of any covenant or agreement of such Purchaser contained in any Document or Closing Certificate or any facts or circumstances constituting such breach. Notwithstanding the foregoing, the Company hereby agrees that (i) none of such Purchaser, its Affiliates or the Purchaser Representatives shall be responsible for any Losses sought to be indemnified hereunder in connection with the execution, delivery, enforcement, performance or consummation of the Documents or the transactions contemplated thereby (collectively, the "Transactions") except to the extent a judicial determination, which is final and no longer appealable, shall have been made that such Losses primarily resulted from the willful misconduct or gross negligence of such Purchaser, its Affiliates or the Purchaser Representatives,
(ii) the Company will not make, and the Company will cause its Affiliates not to make, any Claim against such Purchaser, its Affiliates or the Purchaser Representatives, for any special, indirect or consequential Losses in respect of any breach or wrongful conduct (whether the Claim therefore is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to, the Transactions and (iii) the Company hereby waives, releases and agrees not to sue upon, and agrees to cause its Affiliates not to sue upon, any such Claim for any such Losses, whether or not accrued and whether or not known or suspected to exist in any such Person's favor.

          (c) If for any reason the indemnity provided for in this Section is unavailable to any Indemnified Person or is insufficient to hold each such Indemnified Person harmless from all such Losses arising with respect to the transactions contemplated by this Agreement, then the Indemnifying Persons shall contribute to the amount paid or payable for such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Persons on the one hand and such Indemnified Person on the other but also the relative fault of the Indemnifying Persons and the Indemnified Person as well as any relevant equitable considerations. In addition, the Indemnifying Persons shall reimburse any Indemnified Person upon demand for all reasonable expenses (including legal counsel fees) incurred by such Indemnified Person in connection with investigating, preparing for or defending any such action or claim. The indemnity, contribution and expenses reimbursement obligations that the Indemnifying Persons have under this Article V shall be in addition to any Liability that the Indemnifying Persons may otherwise have. The Indemnifying Persons further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such Claim.

          (d) Any indemnification of an Indemnified Person by Indemnifying Persons pursuant to this Section shall be effected by wire transfer of immediately available funds from the Indemnifying Persons to an account designated by the Indemnified Person within 15 days after the determination thereof.

          (e) In case any proceeding (including any governmental investigation) shall be instituted by a third party involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing of the occurrence of the facts and circumstances giving rise to such claim. The failure of any person to deliver the notice required by this
Section 5.2(e) shall not in any way affect the indemnifying party's indemnification obligation hereunder except and only to the extent that the indemnifying party is actually prejudiced thereby. In case any such proceeding shall be brought against any indemnified party by any such third party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel or pay its own expenses. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceedings (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any consent to the entry of judgment or settlement of any proceeding effected without its written consent, not unreasonably withheld. Any such consent or settlement shall include, as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party agrees in writing to any such consent or settlement, or if there be a final judgment of the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such consent, settlement or judgment.


                                   ARTICLE VI

                             TRANSFER OF SECURITIES


VI.1  Restriction on Transfer.
      -----------------------

     The Restricted Securities shall not be Transferred except upon the conditions specified in this Article VI, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer thereof.

VI.2  Restrictive Legends.
      -------------------

     Each certificate evidencing the Restricted Securities and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 6.3 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE

          SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT DATED AS OF MARCH 31, 1998, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF."

VI.3  Notice of Transfer.
      ------------------

          (a) The holder of any Restricted Securities, by acceptance thereof agrees, prior to any Transfer of any Restricted Securities, to give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section 6.3. Each such notice shall describe the manner and circumstances of the proposed Transfer and, if requested by the Company, shall be accompanied by (i) the written opinion, addressed to the Company, of counsel for the holder of Restricted Securities, as to whether in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Restricted Securities under the Securities Act; provided, however, that no such opinion shall be required in connection with a Transfer pursuant to Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rules thereto), provided, that the Company, shall be provided with customary written representations relating to such transaction reasonably satisfactory to counsel for the Company.

          (b) If in the opinion of such counsel the proposed Transfer of Restricted Securities may be effected without registration under the Securities Act, the holder of Restricted Securities shall thereupon be entitled to Transfer the Restricted Securities in accordance with the terms of the notice delivered by it to the Company.

          (c) Each certificate or other instrument evidencing the securities issued upon the Transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in Section 6.2 hereof unless (i) in the opinion of such counsel registration of future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto) unless such Transfer is made to an Affiliate of the Company. Whenever any Security held by a Purchaser is no longer a Restricted Security, such Purchaser shall be entitled to receive from the Company, without expense to such Purchaser, a new certificate evidencing such Security not bearing the legend set forth in Section 6.2 hereof.

          (d) The holder of Restricted Securities shall not Transfer such Restricted Securities until such opinion of counsel has been given (unless waived by the Company) or until registration of the Restricted Shares involved in the above-mentioned request has become effective under the Securities Act.

VI.4  Transfer Pursuant to Rule 144.
      -----------------------------

     The Company agrees to use its best efforts to provide to the holders of the Restricted Securities (and upon a holder's request to any prospective Purchaser designated by a holder) the financial and other information specified in Rule 144 under the Securities Act and to take any other action or to execute any certificates necessary to permit a transfer by any holder of Restricted Securities to qualify for the exemption set forth in Rule 144.


                                  ARTICLE VII

                               INFORMATION RIGHTS


VII.1  Access to Records.
       -----------------

          (a) The Company shall afford to each Significant Holder and its employees, counsel and other authorized representatives, during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Company and its Subsidiaries and to all officers and employees of the Company and its Subsidiaries. The Company will instruct its independent public accountants to discuss such aspects of the financial condition of the Company with any Purchaser and its representatives as such Purchaser may reasonably request, and to permit such Purchaser and its representatives to inspect, copy and make extracts from such financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by such accountants with respect to the Company as such holder may reasonably request. All costs and expenses incurred by such Purchaser and its representatives in connection with exercising such rights of access shall be borne by such Persons, and all out-of-pocket costs and expenses incurred by the Company in complying with any extraordinary requests by such Purchaser and its representatives in connection with exercising such access rights shall be borne by such Purchaser.

          (b) Each Purchaser shall use its reasonable efforts to maintain the confidentiality of any confidential and proprietary information obtained by it under this Section 7.1 and shall not use, or permit the use of, any of such confidential and proprietary information in its business or the business of any company in which it may have an ownership interest or in any manner or for any other purpose except as contemplated hereby; provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of any Purchaser or such authorized representatives to disclose any such information concerning the Company which it may be required to disclose (i) to its partners or limited partners to the extent required to satisfy its fiduciary obligations to such persons or (ii) otherwise pursuant to or as required by law.

          (c) As used herein, "Significant Holder" means, and includes, any Purchaser who, at the time in question, shall own, together with its Affiliates, at least 5% of the outstanding Common Equivalents at the time in question.


VII.2  Financial Reports.

     The Company shall furnish each Significant Holder with the following:

          (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default, a statement of the chief financial officer or treasurer of the Company setting forth the nature of such Default and the action that the Company has taken and proposes to take with respect thereto.

          (b) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, (x) unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter and unaudited consolidated and consolidating statements of operations, an unaudited consolidated statement of cash flows and statement of stockholders equity of the Company and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and (y) unaudited consolidated and consolidating statements of operations, an unaudited consolidated statement of cash flows and statement of stockholders equity of the Company and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal yearend adjustments, provided that such adjustments are not material individually or in the aggregate) by the chief financial officer or treasurer of the Company as having been prepared in accordance with GAAP consistent with those applied in the most recent annual audit, together with (i) a certificate of said officer stating that such officer has obtained no knowledge that a Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Company has taken and proposes to take with respect thereto, (ii) a schedule in form reasonably satisfactory to the Purchaser of the computations used by the Company in determining compliance with the covenant set forth in
Section 8.5(n), (iii) a schedule showing all expenditures of a capital nature in excess of $50,000 individually during such Fiscal Year, (iv) a summary report prepared by such officer, in form reasonably satisfactory to the Purchaser, comparing the information in such quarterly financial statements to the Business Plan for the Fiscal Year in which such quarter occurs, and (v) a statement that such financial statements have been prepared in accordance with GAAP consistently applied, or in the event of any change from GAAP in the accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

          (c) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of operations, consolidated statements of cash flows and statements of stockholders equity of the Company and its consolidated Subsidiaries for such Fiscal Year, in each case reported on without qualification arising out of the scope of the audit by independent public accountants of nationally recognized standing and without a "going concern" paragraph, together with (i) a certificate of such accounting firm to the Purchaser stating that in the course of the regular audit of the business of the Company and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form reasonably satisfactory to the Purchaser of the computations used by the Company and confirmed by such accountants to be correct in determining, as of the end of such Fiscal Year, compliance with covenant set forth in Section 8.5(n), (iii) a certificate of the chief financial officer or treasurer of the Company stating that such officer has obtained no knowledge that a Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Company has taken and proposes to take with respect thereto,
(iv) a schedule showing all expenditures of a capital nature in excess of $50,000 individually during such Fiscal Year, (v) a report prepared by such officer, in form reasonably satisfactory to the Purchaser, comparing the information in such annual financial statements to the Business Plan for the applicable Fiscal Year and (vi) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

          (d) Annual Business Plans. As soon as available and in any event no later than 30 days from the end of each Fiscal Year, the Business Plan prepared by management of the Company.

          (e) Material Notices, etc. Promptly upon delivery thereof, copies of all notices, filings, requests and other documents (i) delivered by or to the Company under or pursuant to any Material Agreement, in either case regarding or related to any breach by any party thereto of a material term thereof or any default by any party thereto thereunder; and (ii) delivered by the Company to the FDA or the EC or by the FDA or the EC to the Company to the extent such documents are material to the Business. Promptly following its receipt of notice of the commencement of any action, suit, claim, legal or administrative or arbitration proceeding or investigation, any of which would reasonably be expected, on the basis of current economic conditions and other facts and circumstances known to the Company at the time, to have a Material Adverse Effect, the Company shall deliver a written notice to each Purchaser describing in reasonable detail such proceeding.

          (f) Revenue Agent Reports. Within 15 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886A or any successor form prescribed by the Internal Revenue Service), that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Company is a member aggregating $50,000 or more.

          (g) Documents to Stockholders; SEC Filings. Copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company to its stockholders generally or released to the public and copies of all filings by the Company with the SEC or any securities exchange.

          (h) Accountants Reports. Upon the request of the Purchaser, copies of all reports prepared for or delivered to the management or Board of Directors of the Company (or any committee of the Board of Directors) by its accountants.

          (i) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any of its Subsidiaries as any Significant Holder may from time to time reasonably request.


                                 ARTICLE VIII

                   ADDITIONAL AGREEMENTS OF THE CORPORATION

VIII.1  Compliance.

     The Company and the Subsidiaries (a) in carrying out their businesses shall comply in all material respects with Legal Requirements of any Governmental Authority applicable to it, its business and the ownership of its assets, (including (x) obtaining all premarket notification clearances and premarket approvals of the FDA and CE Marks of the EC when required prior to introducing new products or modifying existing products and (y) filing all 33 Act and 34 Act Reports in the forms and at the times required by the Securities Act and the Exchange Act), and (b) shall obtain and maintain in full force and effect all Federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business and such licenses and permits shall be maintained, in full force and effect.


VIII.2  Insurance.

          (a) All the insurable properties of the Company and the Subsidiaries shall be insured for the benefit of the Company and its Subsidiaries in the full amounts required to protect the Company and its Subsidiaries against all risks usually insured against by Persons operating similar properties in the localities in which such properties are located under policies in effect and issued by national insurers of recognized responsibility.

          (b) The Company shall use its best efforts to maintain the key-person life insurance policy referred to in Section 4.5 hereof for Michael Szycher in the amount of $2,000,000.

          (c) The Company shall maintain the other insurance coverage specified on Schedule 8.2 hereto including product liability, directors' and officers' liability.


VIII.3  Election of Directors.

          (a) As long as the Purchased Notes are outstanding, (i) in connection with any annual meeting, special meeting or written consent of the stockholders of the Company with respect to the election of any director, the Company and its board of directors shall nominate and recommend to the Company's stockholder's that a designee of the holders of a majority of the then outstanding principal amount of the Notes (the "Requisite Holders") be elected as a director of the Company (unless an individual previously designated by the Requisite Holders will otherwise continue as a director of the Company following such meeting or consent), and the Company shall use its best efforts to obtain such designee's election and (ii) in connection with the filling of any vacancy on the board of directors by such directors as a result of the death, resignation or replacement of an individual previously designated by the Requisite Holders, the Company and its board of directors shall appoint another individual designated by Requisite Holders. The individual designated to be a director of the Company pursuant to
Section 4.9 or this Section 8.3 is hereinafter referred to a the "Designated Director".

          (b) The Designated Director shall be a member of (i) a three member Board Nominations Committee, which will be formed to consider and recommend nominees to the Board of Directors, and (ii) the Compensation Committee of the Board of Directors.

          (c) Within three months of the Initial Closing Date, the Company will form an Executive Committee within the Board of Directors comprised of at least three, but no more than four, persons, which such committee will make recommendations to the Board of Directors on matters of corporate strategy. The Designated Director shall be a member of the Executive Committee.


VIII.4  Affirmative Covenants.

     The Company shall, and shall cause its Subsidiaries, as applicable, to observe and perform the following:

          (a) Proceeds. The Company shall use the proceeds of the sale of the Purchased Notes solely in the manner described in this Agreement.

          (b) Payment of Taxes, etc. The Company shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all amounts of taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, could reasonably be expected by law to become an Encumbrance upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (y) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or
(z) the non-payment or non-discharge of which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (c) Preservation of Corporate Existence, etc. The Company shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence; provided, however, that any Subsidiary may merge or consolidate with any other Subsidiary or the Company. The Company shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its rights (charter and statutory), and all material permits, licenses, approvals, privileges and franchises necessary or desirable in the normal conduct of its business, except any thereof the non-preservation or non-maintenance of which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (d) Keeping of Books. The Company shall keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which entries which are full and correct in all material respects shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with GAAP.

          (e) Maintenance of Properties, etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably required in the conduct of its business in good working order and condition, ordinary wear, tear and depletion excepted, except any thereof the non-maintenance or non-preservation of which could not reasonably be expected to have a Material Adverse Effect.

          (f) Transactions with Affiliates. The Company shall conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (g) Share Listings. The Company shall maintain its listing of Common Stock on the American Stock Exchange, the Nasdaq National Market System or such other national securities exchange which is acceptable to the Purchasers.

          (h) Nature of Business. The Company will not, and will cause its Subsidiaries not to, conduct any business or operations other than the Business or activities reasonably related to the Business or form or acquire any Subsidiary.

          (i) ERISA. The Company shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, (a) comply in all material respects with the provisions of ERISA applicable to any Employee Plan maintained by the Company, and their ERISA Affiliates, (b) not engage in any transaction in connection with which any Company or ERISA Affiliate could be subject to a civil penalty assessed pursuant to Sections 502(i) or 502(l) of ERISA or a Tax imposed by Section 4975 of the Code, (c) not terminate or withdraw from any Employee Plan which could result in any material liability to the Company or any ERISA Affiliate, or any other Person, including the Pension Benefit Guaranty Corporation ("PBGC"), (d) not incur any material Liability to the PBGC on account of a termination of a Plan pursuant to Section 4064 of ERISA, or (e) make full payment when due of all amounts which, under the provisions of any Employee Plan, any Company or ERISA Affiliate is required to pay as a contribution thereto. The Company or their designee shall, and shall cause each of their ERISA Affiliates to, (i) not permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan, if in any such case, such penalty or tax or such liability, or the existence of such deficiency, as the case may be, could have a Material Adverse Effect on the Company or any ERISA Affiliate, and (ii) furnish to each Purchaser, as soon as possible, and in any event within ten (10) days after any officer of the Company knows or has reason to know of any of the following events, written notice of the same: (A) the occurrence or expected occurrence of any ERISA Event (such notice to be accompanied by a certificate of the chief financial officer of the Company setting forth the details thereof and the action that the Company or such ERISA Affiliate proposes to take with respect thereto).

          (j) Compliance with Environmental and Safety Requirements. The Company shall comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental and Safety Requirements; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental and Safety Requirements; provided, however, that neither the Company, nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (k)  Continuity of Agreements.

               (i) The Company shall perform and observe all of the terms and provisions of each Material Agreement to be performed or observed by it, maintain each such Material Agreement in full force and effect, and enforce such Material Agreement in accordance with its terms, except where the failure to so comply, perform, observe, maintain or enforce could not reasonably be expected to have a Material Adverse Effect.

               (ii) The Company shall perform and observe all of the terms and provisions of each Employment Agreement to be performed and observed by it, maintain each such Employment Agreement in full force and effect, and enforce each such Employment Agreement in accordance with its terms.

          (l) New Developments. The Company shall cause all technological developments, patentable or unpatentable inventions, discoveries or improvements by the Company's or any Subsidiary's employees or consultants to be documented in accordance with industry practice and, where possible and appropriate, to file and prosecute United States and foreign patent, copyright, trademark, mask work or other Intellectual Property Right applications relating to and protecting the such developments, inventions, discoveries or improvements on behalf of the Company or any Subsidiary; provided that the Company shall not file any such patent application without the prior written approval of the Requisite Holders, which consent shall not be unreasonably withheld.

          (m) The Company will use its best efforts to hire within three (3) months of the Initial Closing Date, and shall hire by the date which is five (5) months after the Initial Closing Date a specialist in the field of medical device regulatory affairs to manage regulatory issues for the Company. The Company will also use its best efforts to hire within three (3) months of the Initial Closing Date a business development professional to manage and implement corporate development for the Company, in each case acceptable to the Purchasers.


VIII.5  Negative Covenants.

     As long as the Purchasers hold Notes with an aggregate principal amount of at least 10% of the cumulative amount of Notes issued pursuant to this Agreement, the Company shall not, without the prior written consent of the Requisite Holders:

          (a) Encumbrances, etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Encumbrance on or with respect to any of its properties of any character (including accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Company or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions, Permitted Encumbrances.

          (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than in the case of the Company:

               (i)    the Purchased Notes;

               (ii) the Debenture dated on or about April 3,1998 between the Company's Subsidiary and Freemedic PLC executed in connection with the Loan and Option Agreement dated as of the date hereof among the Company, the Company's Subsidiary and Freemedic PLC;

               (iii) Capitalized Leases not to exceed $150,000 in the aggregate;

               (iv)   Debt secured by Purchase Money Encumbrances; and

               (v)    additional Debt not to exceed $150,000 in the aggregate.

          (c) Mergers, etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Company may merge into or consolidate with the Company and any other Subsidiary of the Company provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Company.

          (d) Sale of Assets, etc. Make, or permit any of its Subsidiaries to make, any Asset Sale unless (A) the Company or Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company, including as to the value of all noncash consideration and evidenced by a resolution of the Board of Directors) of the assets or Securities issued or sold or otherwise disposed of and (B) in the case of any Asset Sale involving Net Cash Proceeds (whether in cash or property) in excess of $100,000 or involving assets or Securities with a fair market value in excess of $100,000, at least 85% of the consideration theretofore received by the Company or such Subsidiary is in the form of cash; provided, however, that for the purposes of this covenant, the following are deemed to be cash: (1) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Subsidiary that are assumed by the transferee in connection with the Asset Sale (other than liabilities that are incurred in connection with or in anticipation of such Asset Sale); and (2) securities received by the Company or such Subsidiary from such transferee that are immediately converted into cash by the Company or such Subsidiary.

          (e) Investments in Other Persons. Make, or permit any of its Subsidiaries to make, any Investments, other than Investments in which the consideration (in cash, securities or otherwise) to be paid by the Company and its Subsidiaries is less than $50,000; provided, that for the purposes of this covenant, the value of any liabilities assumed by the Company or its Subsidiaries in connection with any such Investment shall be included in the calculation of such consideration paid.

          (f)  Expenditures.
               ------------

               (i) Make or permit any of its Subsidiaries to make, any capital expenditure (in one or a series of related transactions) in excess of $50,000.

               (ii) Make, or permit any of Subsidiaries to make, any expenditure to any third party for services (in one or a series of related transactions) in excess of $100,000, other than expenditures for services to the Company or its Subsidiaries in the ordinary course of business.

          (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Company or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, any Subsidiary of the Company may declare and pay dividends to the Company.

          (h) Limitation on Ranking of Future Indebtedness. Directly or indirectly, incur, create or suffer to exist any Debt which is senior or superior in right of payment (to any extent) to the Purchased Notes.

          (i) Charter Amendments. Amend its Articles of Incorporation or any material provision of its By-Laws in a manner that would adversely affect the rights of the holders of the Notes.

          (j) Issuance of Superior Capital Stock or Other Equity Interests. Authorize, create, or issue any (i) equity securities of the Company having rights, preferences or priorities (including dividend and liquidation preferences) equal to or superior to the Common Stock (it being understood that the Company may issue Common Stock) or (ii) bonds, debentures, notes or other obligations convertible into or exchangeable for or having option rights to purchase, any shares of stock of the Company having rights, preferences or priorities (including dividend and liquidation preferences) equal to or superior to the Common Stock or the Purchased Notes. Permit any Subsidiary to authorize or create any capital stock or issue any capital stock

(including any options or warrants convertible into capital stock) to any person other than the Company or another Subsidiary.

          (k) Inconsistent Agreements.   The Company will not, and will cause
its Subsidiaries not to, enter into any material agreement containing any provision which would be violated or breached by the exercise or performance by the Company of any of its rights or obligations under any Document.

          (l) Agreements. Enter into, or permit any Subsidiary to enter into, any agreement or commitment or otherwise become bound or obligated to do or perform any of the foregoing actions.

          (m) Creation of Subsidiaries; Maintenance of Ownership in Subsidiaries. Create any Subsidiary or sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to another Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares or rights to acquire any of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary; provided, however, that the Company may liquidate, merge or consolidate any Subsidiary or Subsidiaries into or with itself, provided that the Company is the surviving entity, or into or with another Subsidiary or Subsidiaries, or the Company may sell all or a portion of any Subsidiary to the Company or any other Subsidiary, provided that after giving effect to the transaction, the Subsidiary continues to remain a member of the Company's "consolidated group" for tax and accounting purposes.

          (n) Net Worth. At any time, the (i) consolidated stockholders' equity of the Company and its Subsidiaries as of such time plus (ii) the aggregate principal amount of the Notes issued on the Initial Closing Date pursuant to this Agreement (to the extent outstanding as of such time and not converted or redeemed as of such time) shall not be less than $750,000, as determined in accordance with GAAP.

                                  ARTICLE IX

                                       |

                                 MISCELLANEOUS

IX.1 Fees.
     ----

          (a) The Company will pay, and hold the Purchasers harmless against all Liability for the payment of, (i) all reasonable costs and other expenses incurred from time to time by the Company in connection with the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including the reasonable costs and expenses of counsel incurred in connection with the review and preparation of the Documents), (ii) a closing fee equal to $37,500, (iii) the actual, out-of-pocket costs and expenses incurred by the Purchasers at or prior to closing in connection with the transactions contemplated hereby, including fees and charges of O'Sullivan Graev & Karabell, LLP (counsel to the Purchasers) and Boston Biomedical (consultant to the Purchasers), in connection with the purchase and ownership of the Purchased Notes, (iv) the reasonable costs and expenses (including fees and expenses of counsel) incurred by the Purchasers in connection with any amendment or waiver of, or enforcement of, any Document relating to the transactions contemplated hereby, and (v) the reasonable fees and expenses incurred by the Purchasers in any filing with any Governmental Authority with respect to its investment in the Company or in any other filing with any Governmental Authority with respect to the Company that mentions the Purchasers (the amounts referred to in clauses (ii)-(v), collectively, the "Fees and Expenses"). In addition, in connection with the Initial Closing, the Company shall pay the Purchaser a commitment fee equal to $2,500 (the "Commitment Fee") in respect of the Company's commitment to purchase additional Notes pursuant to Section 1.1(b) (subject to the conditions described therein).

          (b) The Company further agrees that it will pay, and will hold the Purchasers harmless from, any and all Liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Documents or any modification, amendment or alteration of the terms or provisions of the Documents, and that it will similarly pay and hold the Purchasers harmless from all issue taxes in respect of the issuance of the Reserved Common Shares to the Purchasers.

IX.2 Further Assurances.
     ------------------

     The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Purchasers to carry out the provisions and purposes of the Agreement and the other Documents.

IX.3 Remedies.
     --------

     In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement shall have been breached by the Company, the Purchasers may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

IX.4 Successors and Assigns.
     ----------------------

     This Agreement shall bind and inure to the benefit of the Company and the Purchasers and their respective successors, transferees, assigns, heirs and personal representatives. Upon any Transfer of the Purchased Notes or the Reserved Common Shares, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to such transferred shares in the same manner as the transferring Purchaser.

IX.5 Entire Agreement.
     ----------------

     This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

IX.6 Notices.

     All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by telecopier, (c) sent by nationally-recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

             (i) if to the Company, to:

                 CardioTech International, Inc.
                 11 State Street
                 Woburn, Massachusetts  01801
                 Telephone:  (781) 933-4772
                 Telecopier: (781) 933-3933
                 Attention:  John Mattern, Chief Financial Officer;

                 with a copy to:

                 Mintz Levin Cohn Ferris Glovsky and Popeo PC
                 One Financial Center
                 Boston, Massachusetts  02111
                 Telephone:  (617) 542-6000
                 Telecopier: (617) 542-2241
                 Attention:  Michael Fantozzi, Esq.;


            (ii) if to a Purchaser, to him, her or it at his, her or its
                 address set forth on Schedule I attached hereto;

                 with a copy to:

                 Dresdner Kleinwort Benson Private Equity Partners LP 75 Wall Street, 24th Floor
                 New York, NY 10005
                 Telephone:  (212) 429-3080
                 Telecopier: (212) 429-3219
                 Attention:  Christopher Hammond

                 and with a copy to:

                 O'Sullivan Graev & Karabell, LLP
                 30 Rockefeller Plaza
                 New York, NY  10112
                 Telephone:  (212) 408-2400
                 Telecopier: (212) 408-2420
                 Attention:  Harvey M. Eisenberg, Esq.

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received
(i) when delivered, if personally delivered, (ii) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy), (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

IX.7 Amendments, Modifications and Waivers.
     -------------------------------------

     The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company and the holders of a majority of the aggregate principal amount of Purchased Notes issued pursuant to this Agreement and held by the Purchasers.

IX.8 Governing Law; Waiver of Jury Trial.
     -----------------------------------

          (a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

          (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

IX.9 No Third Party Reliance.
     -----------------------

     Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Purchasers to enter into this Agreement and the other Documents (and the Company acknowledges that the Purchasers have expressly relied thereon) and (b) are solely for the benefit of the Purchasers. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Purchasers or the Purchaser Representatives, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Purchasers or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

IX.10  Extension; Waiver.
       -----------------

     At any time after the Initial Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

IX.11  Severability.
       ------------

     It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

IX.12  Independence of Agreements, Covenants, Representations and Warranties.
       ---------------------------------------------------------------------

     All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and schedules attached hereto are hereby made part of this Agreement in all respects. Any disclosure made in any Schedule to this Agreement which should, based on the substance of such disclosure, be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto; provided, that the description of such item on a

Schedule is such that the Purchasers could reasonably be expected to ascertain that such disclosure would relate to such other provision of this Agreement.

IX.13  Exchanges; Lost, Stolen or Mutilated Certificates.
       -------------------------------------------------

     Upon surrender by any Purchaser to the Company of any certificate representing Securities, the Company at its expense shall issue in exchange therefor, and deliver to such Purchaser, a new certificate or certificates representing such shares, in such denominations as may be requested in writing by such Purchaser. Every certificate representing Securities surrendered for registration shall be duly endorsed. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any Securities purchased or acquired by a Purchaser, any such loss, theft or destruction, upon delivery of any indemnity agreement reasonably satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will issue and deliver to such Purchaser a new certificate for such Securities of like tenor and in the same amount and name, in lieu of such lost, stolen or mutilated certificate.

IX.14  Rules of Construction.
       ---------------------

     The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. In this Agreement, the term "Best Knowledge" of any Person means (i) actual knowledge of such Person (including the actual knowledge of the executive officers and directors of such Person) and (ii) that knowledge which could have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those key employees and professionals of such Person who could reasonably be expected to have actual knowledge of the matters in question. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

IX.15  Public Announcements.
       --------------------

     The Company shall not use any Purchaser's name or refer to any Purchaser directly or indirectly in connection with such Purchaser's relationship with the Company in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law or with such Purchaser's prior consent. Each party agrees not to issue any press releases or other public statements regarding the proposed or completed transactions among them without the prior review and approval of the other parties, which will not be unreasonably withheld, except for (i) any disclosures required pursuant to Legal Requirements or stock exchange requirements or (ii) any tombstone and other promotional materials relating to the transaction contemplated hereby which may be produced or distributed by Dresdner Kleinwort Benson Private Equity Partners LP. Notwithstanding the foregoing, the parties acknowledge that the Company will file this Agreement as an exhibit, and disclose the transactions contemplated by this Agreement, in its reports filed pursuant to the Exchange Act.

IX.16  Counterparts; Facsimile Signatures.
       ----------------------------------

     This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.


                                   *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first above written.


                                  CARDIOTECH INTERNATIONAL, INC.




                                  By:  /s/ Michael Szycher, Ph.D.
                                       --------------------------
                                           Name:  Michael Szycher, Ph.D.
                                           Title:  CEO


                                  Purchasers:

                                  DRESDNER KLEINWORT BENSON
                                  PRIVATE EQUITY PARTNERS LP

                                  By:      Dresdner Kleinwort Benson
                                           Private Equity Managers LLC,
                                           its general partner


                                  By:  /s/ Jonathan Walker
                                       -------------------
                                           Name:  Jonathan Walker
                                           Title:  Authorized Person

                                  SCHEDULE I

                                  Purchasers
                                  ----------

Dresdner Kleinwort Benson
Private Equity Partners LP
75 Wall Street, 24th Floor
New York, NY 10025
Telephone:  (212) 429-3207
Telecopier:  (212) 429-3139
Attention:  Jonathan S. Walker

                                                                       EXHIBIT A



                                 DEFINED TERMS
                                 -------------


          "Affiliate" means (i) with respect to any individual, (A) a spouse, parent, sibling, descendant, step-child, niece or nephew of such individual and
(B) any trust or family partnership whose beneficiaries shall solely be such individual and/or such individual's spouse and/or any Person related by blood or adoption to such individual or such individual's spouse, (ii) with respect to any Person which is not an individual, any other Person that, directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person and/or one or more Affiliates thereof and, without limiting the generality of the foregoing, with respect to the Purchaser includes (x) the ultimate parent corporation of the Purchaser and (y) a corporation, a general partnership, a limited partnership or limited liability corporation, in which all the beneficial interests of any of the foregoing entities is owned directly or indirectly by one or more present or former employees or executives of the Purchaser or their respective Affiliates. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Articles of Incorporation" means the Articles of Incorporation of the Company, as amended and restated and in effect at the time in question.

          "Asset Sale" means, with respect to any Person, (i) the sale, lease, conveyance or other disposition of assets (including by way of a sale-and-leaseback) of such Person or (ii) the issuance or sale of Securities of any such Person, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions.

          "Best Knowledge" has the meaning set forth in Section 9.14 hereof.

          "Business" has the meaning set forth in the Preamble to this Agreement.

          "Business Day" means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York.

          "Business Plan" means the annual business plan of the Company (including an annual budget and projected balance sheets, statements of operations and statements and cash flow statements on a monthly basis) for each Fiscal Year.

          "Bylaws" means the bylaws of the Company, as amended and in effect at the time in question.

          "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "CE Mark" means the sign of conformity with Directive 93/42/EEC-Medical Devices.

          "Claim" means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other Proceeding.

          "Closing" has the meaning set forth in Section 1.1(c) hereof.

          "Closing Certificate" has the meaning set forth in Section 5.1 hereof.

          "Code" means the Internal Revenue Code of 1986, as amended, or any similar Federal law then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

          "Commitment Fee" has the meaning set forth in Section 9.1 hereof.

          "Common Equivalents" means a share of Common Stock or the right to acquire, whether or not immediately exercisable, one share of Common Stock pursuant to a Purchased Note.

          "Common Stock" means the common stock, $.01 par value, of the Company.

          "Company" has the meaning set forth in the caption to this Agreement.

          "Company Indemnified Persons" has the meaning set forth in Section 5.2(b) hereof.

          "Confidential and Proprietary Information" means information that is not generally known to the public and that is used, developed or obtained by the Company and/or its Subsidiaries, or by their clients or customers and disclosed to the Company and/or its Subsidiaries, in connection with its or their business, including, but not limited to, (i) information, observations, procedures and data obtained by the Company and/or its Subsidiaries concerning the business or affairs of the Company and/or its Subsidiaries or any of their clients or customers, (ii) products or services, (iii) costs and pricing structures, (iv) analyses, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) databases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and customer lists, (xii) other copyrightable works, (xiii) all production methods, processes, technology and trade secrets, and (xiv) all similar and related information in whatever form.

          "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Liabilities of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days incurred in the ordinary course of such Person's business), (c) all Liabilities of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Liabilities of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Liabilities, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities, (f) all Liabilities of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, (g) all Liabilities of such Person in respect of Hedge Agreements, (h) the present value (using a discount rate equal to the prime rate of Dresdner Bank in effect as of the time of any such calculation) of all Liabilities of such Person as lessee under operating leases with a remaining term of one year of less (or that are not otherwise Capitalized Leases), (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Default" means any event of default with respect to any Debt or Material Agreement of the Company or its Subsidiaries or any event or condition which, after notice or lapse of time or both, would become an event of default with respect to any Debt or Material Agreement of the Company or its Subsidiaries.

          "Designated Director" has the meaning set forth in Section 8.3(a) hereof.

          "Documents" means this Agreement, the Purchased Notes, the Security and Pledge Agreement, the Employment Agreements, the Registration Rights Agreement and the SBA Letter and all other agreements, instruments and other documents delivered at the Initial Closing.

          "EC" means the European Community.

          "Employee Plans" means any current or previously terminated "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other plan, program or arrangement involving direct and indirect compensation or benefits, in each case, under which the Company or any ERISA Affiliate of the Company has any present or future obligations or Liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

          "Employment Agreements" means each of (i) the Employment Agreement dated as of March 26, 1998 between the Company and Michael Szycher, (ii) the Employment Agreement dated as of March 26, 1998 between the Company and John Mattern and (iii) the Employment Agreement dated as of March 24, 1998 between the Company and Alan Edwards, in each case including the agreements attached as exhibits thereto.

          "Encumbrance" has the meaning set forth in Section 2.8 hereof.

          "Environmental and Safety Requirements" means all Legal Requirements, contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. (S)(S)6901, et seq., the Clean Air Act, as amended, 42 U.S.C. (S)(S)7401, et seq. the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S)(S)1251, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)(S)11001, et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C.
(S)(S)9601, et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. (S)(S)1804, et seq., the Occupational Safety and Health Act of 1970, and the regulations promulgated thereunder.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, or any similar Federal law in force, and the rules and regulations promulgated thereunder, all as the same may be amended.

          "ERISA Affiliate" means, with respect to any Person, any entity that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

          "ERISA Event" means (i) (x) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event (or the penalty for failure to provide such notice) has been waived by the PBGC; or (y) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (ii) the application for a minimum funding waiver with respect to a Plan; (iii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iv) the cessation of operations at a facility of any Obligor or any Company ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (v) the withdrawal by any Obligor or any Company ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (vi) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (vii) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (viii) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could reasonably be expected to constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

          "FDA" means the U.S. Food and Drug Administration.

          "Fees and Expenses" has the meaning set forth in Section 9.1.

          "Fiscal Year" means, with respect to the Company and its consolidated Subsidiaries, the one-year period ending on March 31 of any year.

          "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of the Company are the Articles of Incorporation and Bylaws.

          "GAAP" means United States generally accepted accounting principles.

          "Governmental Authority" means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

          "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental and Safety Requirements.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "Indemnified Persons" means any of the Company Indemnified Persons or any of the Purchaser Indemnified Persons, as the context may require.

          "Indemnifying Persons" has the meaning set forth in Section 5.2(b) hereof.

          "Initial Closing" has the meaning set forth in Section 1.1(a) hereof.

          "Initial Closing Date" has the meaning set forth in Section 1.1(a) hereof.

          "Insurance Policies" has the meaning set forth in Section 2.22 hereof.

          "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including manuals, memoranda and records.

          "Investment" in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, liabilities or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including any arrangement pursuant to which such Person incurs Debt of the types referred to in clause (h) or (i) of the definition of Debt.

          "Leased Real Property" has the meaning set forth in Section 2.9 hereof.

          "Legal Requirements" means, as to any Person, all federal, state, local or foreign laws, statutes, rules, regulations, ordinances, permits, certificates, requirements, regulations, restrictions or Order of any Governmental Authority applicable to such Person or any of its properties or assets.

          "Liability" means any liability or obligation, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

          "Licensed Requisite Rights" has the meaning set forth in Section 2.11(a) hereof.

          "Loss" means any loss (including diminution in value of Securities), Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax (including any Taxes imposed with respect to any indemnity payments for any such Loss), penalty, fine or expense, whether or not arising out of any Claims by or on behalf of any party to this Agreement or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of any indemnifiable event or condition.

          "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, condition (financial and otherwise), operations, results of operations, prospects, assets (including levels of working capital and components thereof), Liabilities and customer, vendor and employee relationships of such Person.

          "Material Agreements" has the meaning set forth in Section 2.12(a) hereof.

          "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or Securities or other ownership or profit interest, any securities convertible into or exchangeable for Securities or other ownership or profit interest or any warrants, rights, options or other securities to acquire Securities or other ownership or profit interest by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (i) the reasonable and customary out-of-pocket expenses incurred by the Company in connection therewith, including, but not limited to, brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (ii) the amount of taxes payable in connection with or as a result of such transaction, (iii) the amount of any Debt secured by a Encumbrance on such asset that, by the terms of such transaction is required to be repaid in connection with such transaction and (iv) the provision for cash reserves with respect to any liabilities associated with such assets, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof.

          "Notes" means the 7.0% Senior Convertible Notes to be issued by the Company and purchased by the Purchasers pursuant to this Agreement.

          "Order" means any judgment, writ, decree, injunction, order, stipulation, compliance agreement or settlement agreement issued or imposed by, or entered into with, a Governmental Authority.

          "Owned Requisite Rights" has the meaning set forth in Section 2.11(a).

          "Permits" has the meaning set forth in Section 2.14(a) hereof.

          "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceedings shall have been commenced: (i) Encumbrances for taxes, assessments and governmental charges or levies either (x) not yet due and payable or (y) being contested diligently and in good faith by appropriate legal or administrative proceedings, and in any such case in clause (x) and (y) as to which the Company shall have set aside an appropriate reserve in accordance with GAAP; (ii) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Encumbrances and other similar Encumbrances arising in the ordinary course of business securing liabilities that either individually or when aggregated with all other Permitted Encumbrances outstanding on any date of determination, do not materially affect the use or value of the property to which they relate; (iii) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, surety and appeal bonds, performance bonds and other liabilities of a like nature incurred in the ordinary course of business, to secure liabilities under worker's compensation laws or similar legislation or to secure public or statutory liabilities; (iv) easements, rights of way, defects and other encumbrances on title to real property that do not materially adversely affect the use of such property for its present purposes; (v) Purchase Money Encumbrances; and (vi) Encumbrances arising in connection with Capitalized Leases (provided that no such Encumbrance shall extend to or cover any assets other than the assets subject to such Capitalized Leases).

          "Person" shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

          "Proceeding" means any legal, administrative or arbitration action, suit, complaint, charge, hearing, inquiry, investigation or proceeding.

          "Purchase Money Encumbrances" means purchase money Encumbrances upon or in real property or equipment acquired or held by the Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of or construction on or improvement of any such property or equipment to be subject to such Encumbrances, or Encumbrances existing on any such property or equipment at the time of acquisition (other than any such Encumbrances created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Encumbrance shall extend to or cover any property other than the property or equipment being acquired or constructed and any improvements thereon, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Encumbrance being extended, renewed or replaced.

          "Purchased Notes" means the aggregate principal amount of Notes purchased, or purchasable, by the Purchasers pursuant to the terms of this Agreement.

          "Purchasers" has the meaning set forth in the caption to this Agreement.

          "Purchaser Indemnified Person" has the meaning set forth in Section 5.2(a) hereof.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof among the Company and the Purchasers.

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          "Requisite Holders" has the meaning set forth in Section 8.3 hereof.

          "Requisite Rights" has the meaning set forth in Section 2.11(a) hereof.

          "Reserved Common Shares" means the shares of Common Stock issuable upon the conversion of the Purchased Notes.

          "Restricted Securities" means the Purchased Notes and any shares of capital stock received in respect of any thereof, in each case which have not then been sold to the public pursuant to (a) registration under the Securities Act or (b) Rule 144 (or similar or successor rule) promulgated under the Securities Act.

          "Restricted Shares" means the Reserved Common Shares that constitute Restricted Securities.

          "Returns" has the meaning set forth in Section 2.15 hereof.

          "Royal Free" has the meaning set forth in Section 4.11 hereof.

          "SBA Letter" means the letter dated the Initial Closing Date regarding compliance with the Small Business Investment Act of 1958, as amended, and any letter in substantially the same form dated the date upon which any other Closing occurs, in each case, as executed and delivered by the Company to the Purchasers.

          "SEC" has the meaning set forth in Section 2.5 hereof.

          "SEC Reports" has the meaning set forth in Section 2.5 hereof.

          "Securities" means, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act and includes such Person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute then in force, and the rules and regulations of the SEC promulgated thereunder, all as the same may from time to time be in effect.

          "Security and Pledge Agreement" means the Security and Pledge Agreement dated as of the date hereof between the Company and the Purchaser.

          "Significant Holder" has the meaning set forth in Section 7.1 hereof.

          "Subsidiary" means, at any time, with respect to any Person (the "Subject Person"), (i) any Person of which either (x) more than 50% of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person or by the Subject Person and one or more Subsidiaries of the Subject Person, or
(ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the Subject Person and are recorded on the books of the Subject Person for financial reporting purposes in accordance with GAAP.

          "Tax" means any Taxes and the term "Taxes" means, with respect to any Person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B) any Liability for the payment of any amount of the type described in the immediately preceding clause
(A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Legal Requirement) of another Person or a member of an affiliated or combined group.

          "33 and 34 Act Reports" has the meaning set forth in Section 2.5 hereof.

          "Transactions" has the meaning set forth in Section 5.2(b) hereof.

          "Transfer" means any disposition of any shares or other units of Restricted Securities.

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